Filed Under Rule 424(b)(3),
Registration Statement No. 333-46434

Pricing Supplement No. 13 dated November 4, 2002
To Prospectus Dated November 1, 2000 and Prospectus Supplement Dated May 30, 2002

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WCA7	$2,810,000.00	100.000%	.625%	$2,792,437.50	5.250%	SEMI- ANNUAL	11/15/2005	05/15/2003	$27.42	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities, Wachovia Securities, Inc

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WCB5	$1,074,000.00	100.000%	1.000%	$1,063,260.00	6.000%	SEMI- ANNUAL	11/15/2007	05/15/2003	$31.33	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities, Wachovia Securities, Inc

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WCC3	$1,616,000.00	100.000%	1.200%	$1,596,608.00	7.000%	SEMI- ANNUAL	11/15/2009	05/15/2003	$36.56	YES	Senior Unsecured Notes

Redemption Information: Callable at 100.000% on 11/15/2004 and every interest payment date thereafter.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities, Wachovia Securities Inc

The PHH Corporation InterNotes will be subject to redemption at the option of PHH Corporation, in whole on the Interest Payment Date occurring any time on or after 11/15/2004 at a redemption price equal to 100% of the principal amount of the PHH Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholders and the Trustee, as described in the Prospectus.

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WCD1	$1,827,000.00	100.000%	2.000%	$1,790,460.00	8.000%	SEMI- ANNUAL	11/15/2017	05/15/2003	$41.78	YES	Senior Unsecured Notes

Redemption Information: Callable at 100.000% on 11/15/2005 and every interest payment date thereafter.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities, Wachovia Securities, Inc

The PHH Corporation InterNotes will be subject to redemption at the option of PHH Corporation, in whole on the Interest Payment Date occurring any time on or after 11/15/2005 at a redemption price equal to 100% of the principal amount of the PHH Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholders and the Trustee, as described in the Prospectus.

PHH Corporation 1 Campus Drive Parsippany, NJ 07054-0642
Trade Date: Monday, November 4, 2002 @12:00 PM ET
Settle Date: Thursday, November 7, 2002
Minimum Denomination/Increments:
$1,000/$1,000
Initial trades settle flat and clear SDFS:
DTC Book Entry only
DTC number: 0262 via BNY
	Clearing Services, LLC	PHH Corporation $500,000,000.00 InterNotes

If the maturity date or an interest payment date for any note is not a Business Day (as such term is defined in the Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.
InterNotes® is the trade mark of INCAPITAL, LLC. All rights reserved